UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2015

STELLAR BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54598	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street
Port Hueneme, California 93041
(Address of principal executive offices) (Zip Code)

(805) 488-2800
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 29, 2015, Stellar Biotechnologies, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”), at which the Company’s shareholders approved an amendment to the Company’s Articles to increase the quorum requirement for the transaction of business at a shareholders’ meeting from 5% to 33-1/3% of the issued shares entitled to be voted at the meeting. A copy of the Amended and Restated Articles of Stellar Biotechnologies, Inc. is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On October 29, 2015, the Company held the Special Meeting, at which the only item of business to be voted upon was a proposal to amend the Company’s Articles to increase the quorum requirement for shareholder action, as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 28, 2015. There were 7,984,758 outstanding shares entitled to vote and there were 1,554,781 shares present in person or by proxy at the Special Meeting, representing 19.5% of the shares outstanding and entitled to vote. The voting results on the proposal are presented below:

FOR	AGAINST	ABSTAIN
1,506,991	47,790	0

Item 8.01                      Other Events

On October 29, 2015, the Company issued a press release announcing shareholder approval of the amendment to the Company’s Articles. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report.

Exhibit No.                      Description

3.1	Amended and Restated Articles of Stellar Biotechnologies, Inc.
99.1	Press release dated October 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: October 30, 2015	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer